RUBY TUESDAY, INC.

Financial Results For the First Quarter of Fiscal Year 2005
(Amounts in thousands except per share amounts)

	13 Weeks Ended		13 Weeks Ended
	August 31, 2004	Percent of Sales	September 2, 2003	Percent of Sales	Percent Change
Revenue:
Restaurant sales and operating revenue	$ 262,854	98.3	$ 245,774	98.4
Franchise revenue	4,669	1.7	4,078	1.6
Total operating revenue	267,523	100.0	249,852	100.0	7.1
Operating Costs and Expenses:
(as a percent of Company restaurant revenue)
Cost of merchandise	67,335	25.6	63,341	25.8
Payroll and related costs	80,103	30.5	77,688	31.6
Other restaurant operating costs	46,229	17.6	41,454	16.9
Depreciation and amortization	14,632	5.6	12,887	5.2
(as a percent of Total operating revenue)
Selling, general and administrative, net	14,828	5.5	16,080	6.4
Equity in (earnings) of unconsolidated franchises	(1,764)	(0.7)	(1,071)	(0.4)
Total operating costs and expenses	221,363		210,379
Earnings before Interest and Taxes	46,160	17.3	39,473	15.8	16.9
Interest expense, net	592	0.2	1,350	0.5
Pre-tax Profit		17.0		15.3
	45,568		38,123
Provision for income taxes	16,314	6.1	13,610	5.4
Net Income	$ 29,254	10.9	$ 24,513	9.8	19.3

Earnings Per Share:
Basic	$ 0.45		$ 0.38		18.4

Diluted	$ 0.44		$ 0.37		18.9

Shares:
Basic	65,244		64,809

Diluted	66,526		66,170